Exhibit 99.2

The Princeton Review of Orange County, Inc.

Condensed Combined Balance Sheets

(In thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,823	$2,703
Accounts receivable, net of allowance of $35 in 2008 and 2007	424	677
Prepaid expenses and other current assets	80	83

Total current assets	3,327	3,463
Property and equipment, net	81	97
Intangible assets, net	764	813
Other assets	66	66

Total assets	$4,238	$4,439

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$46	$29
Accrued expenses	1,080	970
Accrued payroll and related expenses	229	191
Current portion of long-term debt	215	203
Deferred revenue	3,132	2,332

Total current liabilities	4,702	3,725

Deferred rent	137	137
Long-term debt	329	399
Commitments and contingencies (Note 3)
Stockholder’s equity (deficit)
Stockholder’s equity (deficit)	(930)	178

Total stockholder’s equity (deficit)	(930)	178

Total liabilities and stockholder’s equity (deficit)	$4,238	$4,439

The accompanying notes are an integral part of these combined financial statements.

The Princeton Review of Orange County, Inc.

Unaudited Combined Statements of Operations and Stockholder’s Equity (Deficit)

(In thousands)

	Six Months Ended June 30,
	2008	2007
Revenues, net	$6,212	$7,441
Operating expenses:
Cost of revenue	2,397	3,155
Selling, general and administrative	2,944	2,883
Royalties and related franchise fees	858	1,027

Total operating expenses	6,199	7,065

Operating income	13	376
Interest income	14	2
Interest expense	(15)	(20)

Net income	$12	$358

Stockholder’s equity (deficit):
Stockholder’s equity (deficit), beginning of period	$178	$264
Distributions to stockholder	(1,120)	—
Net income	12	358

Stockholder’s equity (deficit), end of period	$(930)	$622

The accompanying notes are an integral part of these combined financial statements.

The Princeton Review of Orange County, Inc.

Unaudited Combined Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows provided by operating activities:
Net income	$12	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15	15
Amortization	49	49
Deferred rent	—	9
Net change in operating assets and liabilities:
Accounts receivable	254	521
Prepaid expenses and other assets	3	344
Accounts payable and accrued expenses	165	(345)
Deferred revenue	800	1,201

Net cash provided by operating activities	1,298	2,152

Cash flows used for financing activities:
Distributions to stockholder	(1,120)	—
Payment of unsecured notes payable	(58)	(69)

Net cash used for financing activities	(1,178)	(69)

Net increase in cash and cash equivalents	120	2,083
Cash and cash equivalents, beginning of period	2,703	1,096

Cash and cash equivalents, end of period	$2,823	$3,179

The accompanying notes are an integral part of these combined financial statements.

THE PRINCETON REVIEW OF ORANGE COUNTY, INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The Princeton Review of Orange County, Inc. (the “Company”), a California subchapter S corporation, operates locations in southern California and in Utah and New Mexico pursuant to franchise agreements with The Princeton Review, Inc. (“Princeton Review”), a college and graduate school test preparatory service. In connection with the franchise agreements, the Company must pay monthly royalty service fees and advertising fees equal to 8% and 2%, respectively, of gross receipts, subject to certain minimum requirements. In addition to the royalty service fees and advertising fees, the Company pays Princeton Review fees for online students on an enrollment basis.

The accompanying combined financial statements include the results of locations operated under franchise agreements between Princeton Review and each of Paul Kanerek (“PK”), the Company, and LeComp Co., Inc. (“LeComp”). The operations of the locations that are subject to the aforementioned franchise agreements are managed as one business. All of these operations are under the common control of PK. The sole shareholder of the Company is PK. The sole shareholder of LeComp, Lloyd Eric Costen (“LEC”), and PK have historically run the operations of all locations on a combined basis and have divided the profits and losses of the combined business. PK is the Managing Director of all the locations subject to the Princeton Review franchise agreements with LeComp, and LEC does not have the ability to replace PK as the Managing Director. Accordingly, the results of the Company include the combined results of all locations that are operated under franchise agreements between Princeton Review and each of the Company, PK, and LeComp.

On July 24, 2008, Princeton Review acquired the Company pursuant to the following agreements:

•

An Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Princeton Review, TPR SoCal I, Inc. (“Sub I”) , a Delaware corporation and a wholly owned subsidiary of Princeton Review, TPR SoCal, LLC (“Sub II”), a Delaware limited liability company and a wholly-owned subsidiary of Princeton Review, the Company and PK.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II, LeComp and LEC.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II and PK.

Pursuant to the Merger Agreement, Sub I merged into the Company and then the Company merged into Sub II, with Sub II continuing as a wholly owned subsidiary of Princeton Review. Sub II subsequently changed its corporate name to The Princeton Review of Orange County, LLC. Princeton Review also purchased certain franchise rights and also assumed certain related liabilities from LeComp and PK.

The consideration paid for the above transactions was 719,149 shares of common stock of Princeton Review and approximately $25.4 million in cash. The common stock of Princeton Review was valued at $5.7 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, except as noted below. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures reflect all adjustments, consisting of normal recurring accruals, that are, in the opinion of management, necessary for the fair presentation of the interim financial statements and are adequate to make the information not misleading. The interim financial statements should be read in conjunction with the annual financial statements and related notes for the year ended December 31, 2007, which are contained elsewhere in this filing. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results for the six-months ended June 30, 2008 are not necessarily indicative of the results expected for the entire fiscal year or any future period.

Seasonality in Results

The Company experiences, and is expected to continue to experience, seasonal fluctuations in its revenue because the markets in which the Company operates are subject to seasonal fluctuations based on the scheduled dates for standardized admissions tests. The Company generates the largest portion of its revenue in the third quarter.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates used include estimates for uncollectible accounts receivable, impairment write downs, amortization lives assigned to intangible assets. Actual results could differ from those estimates.

2.	NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. SFAS 161 is effective for fiscal periods beginning on or after November 15, 2008. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the retained interest and gain or loss when a subsidiary is deconsolidated. This statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued FAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and, (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for the fiscal years beginning after December 15, 2008. The adoption of SFAS 141(R) is not expected to have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 , (“SFAS 159”). This standard permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The accounting standard is effective for financial statements issued for years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial position, results of operations, or cash flow.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The FASB recently decided to postpone the effective date of SFAS 157 for other non-financial assets and liabilities for one year. SFAS 157 is effective for the Company as of January 1, 2008 for financial items and January 1, 2009 for other non-financial items. The Company anticipates that the adoption of SFAS 157 will not have a material impact on its financial statements.

3.	LITIGATION

In 2007, attorneys for two Princeton Review teachers notified the Company, Princeton Review and certain other California franchisees of Princeton Review that they intended to file a putative class action complaint in Alameda County Superior Court alleging a number of causes of action under California’s wage and hour laws and naming each of them defendants. In September 2007 the defendants, including the Company, participated in voluntary settlement negotiations and agreed to a proposed class action settlement, without admission of any liability or wrongdoing. The complaint for the case was filed with the court in October 2007, and the proposed settlement was approved by the court in August 2008. The Company recorded a charge of $529,000 in the year ended December 31, 2007 for the settlement. As of June 30, 2008 and December 31, 2007, the $529,000 was included in accrued expenses. Under the Merger Agreement with Princeton Review, in August 2008 the owner of the Company and the owner of LeComp paid the Company’s portion of the settlement and the legal fees and expenses of the Company relating to the settlement.